Exhibit 99.8

Vote by Telephone
MDH ACQUISITION CORP. 600 N. Carroll Ave., Suite 100 Southlake, Texas 76092	Please have your proxy card available when you call the toll-free number [●] using a touch-tone telephone and follow the simple directions that will be presented to you.

Vote by Internet
Please have your proxy card available when you access the website [●] and follow the simple directions that will be presented to you.

Vote by Mail
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: [●].

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

Your telephone or Internet vote must be received by 11:59 p.m. Eastern Time on [●], 2021.

Control Numberè

Please sign and date this card below and fold in half at dotted line before mailing. ê Please return this entire form in the postage-paid envelope provided. ê

MDH ACQUISITION CORP.	PROXY

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MDH ACQUISITION CORP.

The undersigned hereby appoints [●], [●] and [●], each as proxy and attorney-in-fact, with full power of substitution to vote all shares of Common Stock of MDH Acquisition Corp. (the “Company”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company scheduled to be held virtually, via live webcast at [●] a.m. Eastern Time on [●], 2021 at [●], and at any adjournments or postponements thereof.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Special Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS. The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Signature of Stockholder	Date

Signature (if held jointly)	Date

Please sign exactly as name appears hereon. If the Shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, guardian, or other representative, please give full title. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

MDH ACQUISITION CORP.	PROXY

The Board of Directors recommends that you vote FOR the following proposals:

Proposal 1 - The Business Combination Proposal — To adopt and approve the Business Combination Agreement, dated as of July 21, 2021 (as it may be further amended, restated, modified and/or supplemented from time to time, the “Business Combination Agreement”), entered into by and among MDH Acquisition Corp., a Delaware corporation (“MDH”), Paylink Holdings Inc., a Delaware corporation (“Blocker”), Olive Ventures Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Blocker (“PubCo”), Milestone Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of PubCo (“Milestone Merger Sub”), MDH Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of PubCo (“MDH Merger Sub” and, together with Milestone Merger Sub, “Merger Subs”), Normandy Holdco LLC, a Delaware limited liability company (“Blocker Owner”), CF OMS LLC, a Delaware limited liability company (“CF OMS”) and OP Group Holdings, LLC, a Delaware limited liability company (together with its subsidiaries, “OP Group”), and the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”), including the MDH Merger (defined below), which provides for, among other things, an Up-C reorganization of OP Group whereby, subject to the satisfaction or waiver of certain conditions set forth therein, MDH Merger Sub will merge with and into MDH, with MDH as the surviving company and a wholly-owned subsidiary of PubCo (the “MDH Merger”), and PubCo will control OP Group through the board of managers of OP Group, which managers are to be the same as the members of the PubCo Board. We refer to this proposal as the “Business Combination Proposal.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2 - The Organizational Document Proposal — To approve and adopt, assuming the Business Combination Proposal and the NYSE Proposal are approved and adopted, the amended and restated certificate of incorporation of PubCo (the “Proposed PubCo Charter”), which, if approved, would take effect upon the Closing (we refer to this proposal as the “Organizational Document Proposal”, collectively with the Business Combination Proposal, the “Condition Precedent Proposals”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3(A) - To establish PubCo’s capital structure, authorizing (i) 200,000,000 shares of preferred stock, par value $0.0001 per share, (ii) 500,000,000 shares of PubCo Class A Common Stock, par value $0.0001 per share and (iii) 300,000,000 shares of PubCo Class B Common Stock, par value $0.0001 per share (we refer to this as “Advisory Charter Proposal A”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3(B) - To provide that each member of the board of directors of PubCo will be elected at an annual meeting of the stockholders of PubCo held at such date and time and at such place, if any, within or outside the State of Delaware as may be fixed by the board of directors of PubCo or a duly authorized committee thereof. Each elected director shall hold office until the next annual meeting and until his successor shall be elected and duly qualified, or his earlier death, resignation, retirement, disqualification or removal from office (we refer to this as “Advisory Charter Proposal B”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3(C) - To provide that, unless PubCo consents in writing to the selection of an alternative forum, the sole and exclusive forum, to the fullest extent permitted by law, for (1) any derivative action or proceeding brought on PubCo’s behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of PubCo’s directors, officers, employees or agents or PubCo’s stockholders, (3) any action asserting a claim against PubCo or any director or officer arising pursuant to any provision of the DGCL, (4) any action to interpret, apply, enforce or determine the validity of the Proposed PubCo Charter or Proposed PubCo Bylaws, or (5) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or federal court located within the State of Delaware if the Court of Chancery does not have jurisdiction, in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. Subject to the foregoing, unless PubCo consents in writing to the selection of an alternate forum, the federal courts will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in PubCo Capital Stock will be deemed to have notice of and consented to this exclusive forum provision in the Proposed PubCo Charter (we refer to this as “Advisory Charter Proposal C”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 3(D) - To provide that certain provisions of the Proposed PubCo Charter are subject to certain provisions of the Investor Rights Agreement (as defined in the proxy statement) (we refer to this herein as “Advisory Charter Proposal D”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 4 - The NYSE Proposal — To approve, assuming the Business Combination Proposal and the Organizational Document Proposal are approved and adopted, for purposes of complying with Listing Rule 312.03 of the New York Stock Exchange (the “NYSE”), the issuance of shares of PubCo Common Stock in connection with the Business Combination and the PIPE Investment (we refer to this proposal as the “NYSE Proposal”, and, collectively with the Business Combination Proposal and the Organizational Document Proposal, the “Condition Precedent Proposals”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 5 - The Equity Incentive Plan Proposal —  To approve and adopt the Omnibus 2021 Incentive Plan (the “2021 Plan”), which, if approved, would take effect upon the Closing (we refer to this proposal as the “Equity Incentive Plan Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 6 - The Adjournment Proposal — To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the Condition Precedent Proposals, the NYSE Proposal or the Advisory Charter Proposals (we refer to this proposal as the “Adjournment Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

CONTINUED AND TO BE SIGNED ON REVERSE SIDE